Exhibit 10.2

DGTH Share Repurchase Agreement
September 12th, 2011

SHARE REPURCHASE AGREEMENT

This SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 12, 2011 (the “Effective Date”), by and among DGT Holdings Corp., a New York corporation, with offices at 100 Pine Aire Drive, Bay Shore, New York, USA (the “Company”), Roberto Daglio, an individual born in Milan on January 24, 1954, residing in Settimo Milanese, at Via Carlo d’Adda 6/c, Italian Tax ID DGLRRT54A24F205J, Emilio Bruschi, an individual born in Pieve Emanuele (Milan), on August 3, 1950, residing in Cornaredo (Milano), at Via Monte Santo 14, Italian Tax ID BRSMLE50M03G634Q, (Dr. Daglio and Mr. Bruschi, the “Selling Shareholders”).

R E C I T A L S

A.           The Selling Shareholders are the beneficial owners and holders of record of the shares of the Company’s common stock, $0.10 par value per share, as set forth on Schedule A attached hereto (the “Repurchased Shares”).

B.           The Company is entering into a stock purchase agreement (the “Viv SPA”), dated as of the date hereof, with VIV s.r.l., a limited liability company incorporated under the Italian laws (“Viv”), pursuant to which the Company agrees to sell all of the 6,500,000 ordinary shares representing the capital of its wholly-owned subsidiary, Villa Sistemi Medicali S.p.A., a stock company incorporated under Italian laws (“VSM”) to Viv, subject to the terms and conditions set forth therein.  The closing of such transaction may be referred to as the “Viv Closing”.

C.           The Viv SPA further provides that, in lieu of the Viv Closing, the Company may sell all of the 6,500,000 ordinary shares representing the capital of VSM to an entity other than Viv in connection with an Acquisition Proposal (as defined in the Viv SPA).  The consummation of such sale of shares may be referred to as the “Acquisition Proposal Closing”.  Each of the Viv Closing and the Acquisition Proposal Closing may be referred to as the “VSM Closing”.

D.           The Viv SPA further provides that the Company is entitled to withdraw and opt-out of the Viv SPA at any time before the Viv Closing (the “Opt-out Right”) on a purely discretionary basis until the fifth calendar day prior to the date of the Viv Closing, as described in Article 12.1(b) of the Viv SPA.

E.           In connection with the VSM Closing  and as Buyer’s condition to close at the Viv Closing or in connection with the exercise of the Opt-out Right, the Selling Shareholders desire to sell the Repurchased Shares to the Company, and the Company desires to purchase the Repurchased Shares from the Selling Shareholders for the amount set forth on Schedule A hereto (the “Purchase Price”) on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements of the parties made in this Agreement, and for other good and valuable consideration, the parties hereby agree as follows:

DGTH Share Repurchase Agreement
September 12th, 2011

A G R E E M E N T

1.         SHARE REPURCHASE.

At the Closing (as defined below):

1.1.
The Selling Shareholders shall sell, transfer, assign and deliver to the Company, and the Company shall purchase from the Selling Shareholders, the Repurchased Shares free and clear of all liens, encumbrances, security interests, equities, claims, options, licenses, charges and assessments, for the Purchase Price, to be paid in Euro by bank cashier’s checks (assegni circolari) of the Company or wire transfer of immediately available funds to such accounts as are designated in writing by the Selling Shareholders to the Company.  The consummation of the actions provided for in this Article 1.1 shall be referred to as the “Closing” and shall take place at the Viv Closing, but chronologically prior to the transfer of the VSM Shares as contemplated in the Viv SpA. Except for the payment of the Purchase Price in accordance with the terms hereof, the Selling Shareholders acknowledge and agree that they are neither owed nor entitled to any additional compensation or consideration from the Company or its directors, officers, employees, agents, representatives or shareholders with respect to the purchase and sale of the Repurchased Shares.

1.2.
The parties hereto agree to (i) execute and deliver such other documents, instruments, waivers and certificates and (ii) do or perform such other actions as may be necessary to give effect to the sale of the Repurchased Shares.

2.         CONDITIONS TO CLOSING

2.1.
The obligations of Selling Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, fulfillment or written waiver by Selling Shareholders, at or prior to Closing, of each of the following conditions:

a)	the representations and warranties of the Company set forth in Article 4 shall be true and correct in all material respects, at and as of the date of this Agreement and the time of Closing;

b)
there shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which would (i) prevent consummation of the transactions contemplated by this Agreement, or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction or order shall be in effect), nor shall any law or order which would have any of the foregoing effects have been enacted or promulgated by any governmental authority to which the Company or the Selling Shareholders are subject;

c)	the Company shall have paid the Purchase Price; and

d)
The VSM Closing shall have occurred substantially simultaneously with the Closing hereunder (in any event chronologically after the payment of the Purchase Price) or the Company shall have exercised the Opt-out Right.

DGTH Share Repurchase Agreement
September 12th, 2011

2.2.
The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, fulfillment or written waiver by the Company, at or prior to Closing, of each of the following conditions:

a)
the representations and warranties of the Selling Shareholders set forth in Article 3 shall be true and correct in all material respects, at and as of the date of this Agreement and the time of Closing;

b)
there shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which would (i) prevent consummation of the transactions contemplated by this Agreement, or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction or order shall be in effect), nor shall any law or order which would have any of the foregoing effects have been enacted or promulgated by any governmental authority to which the Company or the Selling Shareholders are subject;

c)	the Selling Shareholders shall have duly and validly delivered the Repurchased Shares and irrevocable stock powers; and

d)
The VSM Closing shall have occurred substantially simultaneously with the Closing hereunder (in any event chronologically after the delivery of the Repurchased Shares) or the Company shall have exercised the Opt-out Right.

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS.

3.1.	Dr. Roberto Daglio hereby represents and warrants to the Company as follows:

a)
Dr. Daglio is the sole beneficial owner of, and has good and marketable title to, the Repurchased Shares as set forth next to his name on Schedule A hereto (the “Daglio Repurchased Shares”).  As of the Closing, the Daglio Repurchased Shares are owned by Dr. Daglio free and clear of all liens, encumbrances, security interests, equities, claims, options, licenses, charges and assessments, and are subject to no restrictions with respect to transferability of the Daglio Repurchased Shares by Dr. Daglio to the Company.

b)
Dr. Daglio has taken all action required for the authorization, execution, delivery of and performance of all of his obligations under this Agreement.  Dr. Daglio represents that this Agreement is a legal, valid and binding obligation of Dr. Daglio enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.  The execution and delivery of, and the performance of the obligations under, this Agreement by Dr. Daglio do not and will not contravene or result in any breach of any law or of any regulation, order, writ, injunction or decree of any court, tribunal, governmental body, authority, agency or instrumentality applicable to Dr. Daglio or the Daglio Repurchased Shares, nor do or will such execution, delivery or performance violate, conflict with or result in (with notice or lapse of time or both result in) a breach of or default under any term or provision of any agreement or contract, oral or written, to which Dr. Daglio is a party or is bound or to which the Daglio Repurchased Shares are subject.

DGTH Share Repurchase Agreement
September 12th, 2011

c)
Dr. Daglio acknowledges that the Company has advised him to seek his own legal counsel with respect to the transactions contemplated by this Agreement.  Dr. Daglio has had a reasonable opportunity to obtain from the Company additional information, to the extent possessed by the Company or obtainable by the Company without unreasonable effort or expense.  To the best of Dr. Daglio’s knowledge and belief all information requested has been provided to his full satisfaction.

d)
Dr. Daglio understands and acknowledges that he and the Company may have differing views of the current and likely future value of the Daglio Repurchased Shares.  Dr. Daglio further acknowledges that, except for the representations and warranties explicitly set forth herein, the Company is not and has not made any statement, representation or warranty to Dr. Daglio concerning:  (i) the fairness or adequacy of the consideration given or received under this Agreement; (ii) the current or likely future value of the Daglio Repurchased Shares; (iii) the markets, business, products, management, technical or marketing capabilities, financial affairs or prospects of the Company; or (iv) any other matter that has been relied upon by Dr. Daglio or their respective legal counsel or advisors in assessing the value of the Daglio Repurchased Shares or determining whether to enter into this Agreement upon the terms and conditions set forth herein.

3.2.	Dr. Emilio Bruschi hereby represents and warrants to the Company as follows:

a)
Mr. Bruschi is the sole beneficial owner of, and has good and marketable title to, the Repurchased Shares as set forth next to his name on Schedule A hereto (the “Bruschi Repurchased Shares”).  As of the Closing, the Bruschi Repurchased Shares are owned by Mr. Bruschi free and clear of all liens, encumbrances, security interests, equities, claims, options, licenses, charges and assessments, and are subject to no restrictions with respect to transferability of the Bruschi Repurchased Shares by Mr. Bruschi to the Company.

b)
Mr. Bruschi has taken all action required for the authorization, execution, delivery of and performance of all of his obligations under this Agreement.  Mr. Bruschi represents that this Agreement is a legal, valid and binding obligation of Mr. Bruschi enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.  The execution and delivery of, and the performance of the obligations under, this Agreement by Mr. Bruschi do not and will not contravene or result in any breach of any law or of any regulation, order, writ, injunction or decree of any court, tribunal, governmental body, authority, agency or instrumentality applicable to Mr. Bruschi or the Bruschi Repurchased Shares, nor do or will such execution, delivery or performance violate, conflict with or result in (with notice or lapse of time or both result in) a breach of or default under any term or provision of any agreement or contract, oral or written, to which Mr. Bruschi is a party or is bound or to which the Bruschi Repurchased Shares are subject.

DGTH Share Repurchase Agreement
September 12th, 2011

c)
Mr. Bruschi acknowledges that the Company has advised him to seek his own legal counsel with respect to the transactions contemplated by this Agreement.  Mr. Bruschi has had a reasonable opportunity to obtain from the Company additional information, to the extent possessed by the Company or obtainable by the Company without unreasonable effort or expense.  To the best of Mr. Bruschi’s knowledge and belief all information requested has been provided to his full satisfaction.

d)
Mr. Bruschi understands and acknowledges that he and the Company may have differing views of the current and likely future value of the Bruschi Repurchased Shares.  Mr. Bruschi further acknowledges that, except for the representations and warranties explicitly set forth herein, the Company is not and has not made any statement, representation or warranty to Mr. Bruschi concerning:  (i) the fairness or adequacy of the consideration given or received under this Agreement; (ii) the current or likely future value of the Bruschi Repurchased Shares; (iii) the markets, business, products, management, technical or marketing capabilities, financial affairs or prospects of the Company; or (iv) any other matter that has been relied upon by Mr. Bruschi or their respective legal counsel or advisors in assessing the value of the Bruschi Repurchased Shares or determining whether to enter into this Agreement upon the terms and conditions set forth herein.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Selling Shareholders as follows:

4.1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

4.2.
The Company has the requisite corporate power and authority to enter into and perform this Agreement and to assume and perform its obligations hereunder.  This Agreement, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.  The execution and delivery of, and the performance of the obligations under, this Agreement by the Company do not and will not contravene or result in any breach of any law or of any regulation, order, writ, injunction or decree of any court, tribunal, governmental body, authority, agency or instrumentality applicable to the Company, nor do or will such execution, delivery or performance violate, conflict with or result in (or with notice or lapse of time or both result in) a breach of or default under any term or provision of any agreement or contract, oral or written, to which Company is a party.

DGTH Share Repurchase Agreement
September 12th, 2011

5.	MISCELLANEOUS.

5.1.
Each party has participated in the drafting and preparation of this Agreement, and accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.  Each party represents that it is entering into this Agreement voluntarily, that it understands its final and binding effect.

5.2.
This Agreement, including all schedules attached hereto, constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.

5.3.	This Agreement and each provision hereof may be amended, modified, supplemented or waived only by a written document duly executed by each party.

5.4.	This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, without regard to its choice-of-law provisions.

5.5.
The definitions, representations and warranties herein shall survive the execution and delivery of this Agreement.  The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed by any party hereto in accordance with their terms or are otherwise breached, then the other parties hereto will suffer immediate and irreparable harm or injury for which money damages will not be an adequate remedy.  Accordingly, the parties hereto each agree with the other that, in addition to any other remedies, each party hereto shall be entitled to an injunction restraining any violation or threatened violation by any other party hereto of the provisions of this Agreement.

5.6.
Release.  Except as otherwise provided herein, each party hereto, on behalf of itself and its predecessors, successors and assigns, hereby unequivocally, irrevocably and unconditionally releases, surrenders, acquits and forever discharges the other party hereto and its subsidiaries, directors, officers, shareholders, members, partners, employees, affiliates, agents, advisors, attorneys, representatives, predecessors, successors and assigns (collectively, the “Released Parties”), from any and all actions, causes of action, claims, suits, covenants, contracts, controversies, agreements, promises, indemnities, damages, judgments, remedies, demands and liabilities, of any nature whatsoever, in law, at equity or otherwise incurred prior to or as of the date hereof (collectively, the “Claims”), whether direct, derivative or otherwise, which have been, may be or ever could be asserted against any of the Released Parties, either for itself or otherwise for or on behalf of any other person, in connection with the Repurchased Shares or the negotiations relating to or consummation of this Agreement or any of the transactions contemplated hereby, other than any Claims arising under this Agreement.

DGTH Share Repurchase Agreement
September 12th, 2011

5.7.	Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

5.8.
Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

5.9.
Expenses.  All costs and expenses incurred in connection with the negotiation and preparation of this Agreement, the performance of the terms of this Agreement and the consummation of the transactions contemplated by this Agreement, shall be paid by the respective party incurring such costs and expenses (whether the transactions contemplated by this Agreement are consummated or not).

5.10.
Notices.  All notices, requests, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered, if personally delivered by hand (with written confirmation of receipt), (ii) when received, if sent by a nationally recognized overnight courier service (receipt requested), (iii) 5 Business Days after being mailed, if sent by first class registered mail, return receipt requested, or (iv) when receipt is acknowledged by an affirmative act of the party receiving notice, if sent by facsimile, telecopy or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device). Notices, demands and communications to the Company and to Selling Shareholders will, unless and until another address is specified in writing, be sent to the address indicated below:

                If to Selling Shareholders:

Mr. Roberto Daglio
Via Carlo d’Adda 6/c
I – 20019 Settimo Milanese MI

Mr. Emilio Bruschi
Via Monte Santo 14
I - 20010 Cornaredo MI

    Copy to:
    Dr. Paolo Codega
    Viale Filippetti, 26
    20122 Milano
Italy

DGTH Share Repurchase Agreement
September 12th, 2011

        If to Company:

                DGT Holdings Corp.
               100 Pine Aire Drive
                Bay Shore NY 11706 USA

                Copy to:
                Olshan Grundman Frome Rosenzweig & Wolosky LLP
                65 East 55th Street
                New York, New York 10022
    Attention:  Jeffrey Spindler, Esq.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Share Repurchase Agreement as of the date first set forth above.

DGT HOLDINGS CORP.

By:	/s/ John J. Quicke
	Name:	John J. Quicke
	Title:	President and Chief Executive Officer

By:	/s/ Mark A. Zorko
	Name:	Mark A. Zorko
	Title:	CFO

ROBERT DAGLIO

/s/ Roberto Daglio

EMILIO BRUSCHI

/s/ Emilio Bruschi

[Signature Page to Share Repurchase Agreement]

SCHEDULE A

Selling Shareholder	Number of Shares	Aggregate Purchase Price
Roberto Daglio	11,652	Euro _274,843.44 equivalent to US $374,804.00 at the exchange rate of the date hereof
Emilio Bruschi	16,452	Euro _321,041.28 equivalent to US $437,804.00 at the exchange rate of the date hereof
TOTAL	28,104	Euro 595,884.72 equivalent to US $812,608.00 exchange rate of the date hereof